ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

california
PIZZA KITCHEN

ALEXANDER & BALDWIN

Premier Hawai'i Real Estate Company

Supplemental Information

As of and for the Three Months Ended March 31, 2018

ALEX
LISTED
NYSE

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company business generally discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this Supplemental Information should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Profile

Alexander & Baldwin, Inc. (the "Company") is a Hawai`i real estate company with a 148-year history of being an integral piece of Hawai`i and its economy. This makes us uniquely qualified to create value for shareholders through an investment and asset redeployment strategy focused on growth primarily in our commercial real estate holdings in Hawai`i. In July 2017, the Company announced its decision to convert to a real estate investment trust ("REIT") commencing with the 2017 tax year. This announcement sets a strategic course for the Company to concentrate its activities on investments in, and growth of, its commercial real estate holdings. In January 2018, the Company completed the payment of its previously undistributed non-REIT earnings and profits accumulated prior to January 1, 2017, representing a final step in the REIT conversion.

We are composed of the following as of March 31, 2018:

•	A 3.3 million square foot portfolio of commercial real estate throughout the Hawaiian islands, including 2.1 million square feet of largely grocery/drugstore-anchored retail centers;

•
More than 86,000 acres of landholdings, making us the fourth largest private landowner in Hawai`i. In addition, we are engaged in residential and commercial development-for-sale activities in select Hawai`i locations; and

•
Hawai`i's most significant materials and construction operations including strategic quarry and asphalt importation sites that supply the Hawaiian islands, paving activities and certain complementary operations.

Executive Officers

Christopher Benjamin	James Mead
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Executive Vice President & Chief Real Estate Officer	Executive Vice President & Chief Legal Officer

Pike Riegert	Meredith Ching
President, Grace Pacific	Executive Vice President, Government & Community Relations

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 425-3389
sheila.mcgrath@evercore.com
Investor Relations
Suzy Hollinger	JMP Securities LLC
Director, Investor Relations	Peter Martin
(808) 525-8422	(415) 835-8904
shollinger@abhi.com	pmartin@jmpsecurities.com

Transfer Agent & Registrar	Sidoti & Company, LLC
Computershare	Stephen O'Hara
P.O. Box 30170	(212) 894-3329
College Station, TX 77842-3170	sohara@sidoti.com
(866) 422-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing: NYSE: ALEX
211 Quality Circle, Suite 210	Corporate website: www.alexanderbaldwin.com
College Station, TX 77845	Grace website: www.gracepacific.com
Market capitalization at March 31, 2018 $1.7B
Shareholder website: www.computershare.com/investor	3-month average trading volume: 427K
Online inquiries: www.us-computershare.com/investor/contact	Independent auditors: Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Hawai`i Market Information

Hawai`i Economic Highlights

(Percentage change)	2018 F	2017
Real gross domestic product	1.7%	1.6%
Real personal income	1.5%	1.2%
Visitor expenditures	4.5%	6.2%
Visitor arrivals	2.7%	5.0%
Unemployment rate	0.1%	(0.5)%
Source: Hawai`i State Department of Business, Economic Development & Tourism; No endorsement implied.

Oahu Commercial Real Estate Trends

		Average Asking Rent PSF/Per Month		Change from Prior Quarter
		Retail	Industrial	Retail	Industrial
1Q2018		$4.10	$1.23	2.5%	(5.4)%
4Q2017		$4.00	$1.30	1.5%	4.0%
3Q2017		$3.94	$1.25	(1.5)%	0.8%
2Q2017		$4.00	$1.24	(1.7)%	4.2%
1Q2017		$4.07	$1.19	3.8%	(1.7)%

		Vacancy Rate		Percentage Point Change from Prior Quarter
		Retail	Industrial	Retail	Industrial
1Q2018		6.2%	2.0%	0.3	—
4Q2017		5.9%	2.0%	(1.3)	0.1
3Q2017		7.2%	1.9%	(0.5)	0.1
2Q2017		7.7%	1.8%	(1.5)	0.3
1Q2017	*	9.2%	1.5%	0.8	(0.1)

*Retail vacancy increased in 1Q2017 due to the addition of new GLA from International Marketplace and Ka Makana Ali'i as well as due to the shutdown of a 147,000-square-foot Kmart store at Waikele Center.

Source: Colliers International Hawai`i; No endorsement implied.

Alexander & Baldwin, Inc.
Glossary of Terms

ABR	Annualized Base Rent (ABR) is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Adjusted EBITDA	Adjusted EBITDA is calculated for the Materials & Construction segment by adjusting for income attributable to noncontrolling interests from EBITDA.

Backlog
Backlog represents the amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded or government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is believed to be perfunctory.

Cash NOI
Cash Net Operating Income (Cash NOI) is calculated as total Commercial Real Estate operating revenues less direct property-related operating expenses. Cash NOI excludes straight-line rent adjustments, amortization of favorable/unfavorable leases, amortization of lease incentives, general and administrative expenses, impairment of commercial real estate assets, lease termination income, and depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions).

Comparable Lease	Renewals and leases executed for units that have been vacated in the previous 12 months. Expansions, contractions and strategic short-term renewals are excluded from the comparable lease pool.

Net Debt	Net Debt is calculated as the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash, cash equivalents and restricted cash.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated on a consolidated basis by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, and depreciation and amortization.

EBITDA is calculated for each segment by adjusting consolidated segment operating profit (which excludes interest and tax expenses), as applicable, by adding back depreciation and amortization.

Fixed-charge Coverage Ratio	The ratio of EBITDA to the sum of debt service (which includes interest payments and principal amortization of mortgage debt, excluding balloon payments), for the trailing twelve months.

GAAP	Generally accepted accounting principles (GAAP) in the United States of America.

GLA	Gross Leasable Area (GLA) is periodically adjusted based on remeasurement or reconfiguration of space, measured in square feet (SF).

Maintenance Capital Expenditures
Capital expenditures necessary to maintain building value, the current income stream and position in the market (including building improvements, tenant improvements allowances and leasing commissions).

Occupancy	The percentage of square footage leased and commenced to gross leasable space at the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports Cash NOI and Occupancy on a same store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year. The same store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the same store pool upon one full calendar year of stabilized operation, which is typically upon attainment of market occupancy.

Straight-line Rent	GAAP requirement to average tenant rents over the life of the lease.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information:

•	Consolidated EBITDA

•	Commercial Real Estate Cash NOI and Same-Store Cash NOI

•	Commercial Real Estate EBITDA

•	Land Operations EBITDA

•	Materials & Construction EBITDA and Adjusted EBITDA

The Company uses these non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

EBITDA is a non-GAAP measure used by the Company in evaluating the Company's and segments' operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company's and segments' ongoing operations. EBITDA and Adjusted EBITDA should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Cash NOI is a non-GAAP measure used by the Company in evaluating the CRE segment's operating performance as it is an indicator of the return on property investment, and enables a comparison of results of operations, on an unlevered basis, over time. Cash NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information. The Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information:

•	Refer to Table 7 for a reconciliation of consolidated net income to EBITDA.

•	Refer to Table 8 for a reconciliation of Commercial Real Estate operating profit to Cash NOI.

•	Refer to Table 19 for a reconciliation of Commercial Real Estate operating profit to EBITDA.

•	Refer to Table 20 for a reconciliation of Land Operations operating profit to EBITDA.

•	Refer to Table 23 for a reconciliation of Materials & Construction operating profit to EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Table 1 – Condensed Consolidated Balance Sheets

($ in millions, unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$26.5	$68.9
Accounts receivable, net	37.5	34.1
Contracts retention	12.7	13.2
Costs and estimated earnings in excess of billings on uncompleted contracts	16.2	20.2
Inventories	29.6	31.9
Real estate held for sale	15.6	67.4
Income tax receivable	25.7	27.7
Prepaid expenses and other assets	14.7	11.4
Total current assets	178.5	274.8
Investments in Affiliates	397.0	401.7
Real Estate Developments	142.0	151.0
Property – Net	1,317.6	1,147.5
Intangible Assets – Net	80.5	46.9
Deferred Tax Asset	18.6	16.5
Goodwill	102.3	102.3
Restricted Cash	17.1	34.3
Other Assets	57.1	56.2
Total assets	$2,310.7	$2,231.2

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$42.8	$46.0
Accounts payable	32.6	43.3
Billings in excess of costs and estimated earnings on uncompleted contracts	3.9	5.7
Accrued interest	5.4	6.5
Deferred revenue	3.0	0.9
Indemnity holdback related to Grace acquisition	9.3	9.3
HC&S cessation-related liabilities	4.4	4.6
Accrued dividends(a)	—	783.0
Accrued and other liabilities	21.9	27.5
Total current liabilities	123.3	926.8
Long-term Liabilities:
Long-term debt	795.8	585.2
Accrued pension and post-retirement benefits	20.1	19.9
Other non-current liabilities	38.3	40.2
Total long-term liabilities	854.2	645.3
Total liabilities	977.5	1,572.1
Commitments and Contingencies
Redeemable Noncontrolling Interest	8.0	8.0

Equity:
Common stock	1,789.4	1,161.7
Accumulated other comprehensive loss	(40.4)	(42.3)
Distributions in excess of accumulated earnings	(428.4)	(473.0)
Total A&B shareholders' equity	1,320.6	646.4
Noncontrolling interest	4.6	4.7
Total equity	1,325.2	651.1
Total liabilities and equity	$2,310.7	$2,231.2

(a)	Amount as of December 31, 2017 represents the Company's Special Distribution, consisting of $156.6 million of cash and $626.4 million of shares, which was settled on January 23, 2018.

Alexander & Baldwin, Inc.
Table 2 – Condensed Consolidated Statements of Operations

 ($ in millions, except per-share amounts; unaudited)

	Three Months Ended March 31,

	2018	2017
Operating Revenue:
Commercial Real Estate	$35.2	$33.7
Land Operations	29.3	11.0
Materials & Construction	48.8	48.5
Total operating revenue	113.3	93.2
Operating Costs and Expenses:
Cost of Commercial Real Estate	18.6	18.8
Cost of Land Operations	29.8	8.4
Cost of Materials & Construction	42.9	39.1
Selling, general and administrative	15.0	14.7
REIT evaluation/conversion costs	—	4.8
Total operating costs and expenses	106.3	85.8
Operating Income (Loss)	7.0	7.4
Income (loss) related to joint ventures	(2.6)	1.3
Reductions in solar investments, net	(0.1)	(2.0)
Interest and other income (expense), net	(0.7)	0.3
Interest expense	(8.4)	(6.2)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	(4.8)	0.8
Income tax benefit (expense)	2.7	0.8
Income (Loss) from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	(2.1)	1.6
Net gain (loss) on the sale of improved properties and ground leased land	49.6	3.0
Income (Loss) from Continuing Operations	47.5	4.6
Income (loss) from discontinued operations, net of income taxes	(0.1)	2.4
Net Income (Loss)	47.4	7.0
Income attributable to noncontrolling interest	(0.1)	(0.7)
Net Income (Loss) Attributable to A&B Shareholders	$47.3	$6.3

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.71	$0.09
Discontinued operations available to A&B shareholders	—	0.05
Net income (loss) available to A&B shareholders	$0.71	$0.14
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.66	$0.09
Discontinued operations available to A&B shareholders	—	0.05
Net income (loss) available to A&B shareholders	$0.66	$0.14

Weighted-Average Number of Shares Outstanding:
Basic	66.4	49.1
Diluted	72.2	49.6

Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$47.4	$4.4
Discontinued operations available to A&B shareholders, net of income taxes	(0.1)	2.4
Net income (loss) available to A&B shareholders	$47.3	$6.8

Alexander & Baldwin, Inc.
Table 3 – Segment Results

 ($ in millions, unaudited)

	Three Months Ended March 31,

	2018	2017
Operating Revenue:
Commercial Real Estate	$35.2	$33.7
Land Operations	29.3	11.0
Materials & Construction	48.8	48.5
Total operating revenue	113.3	93.2
Operating Profit (Loss):
Commercial Real Estate[1]	15.5	14.3
Land Operations[2,3]	(5.4)	(2.4)
Materials & Construction	0.2	5.6
Total operating profit	10.3	17.5
Interest expense	(8.4)	(6.2)
General corporate expenses	(6.7)	(5.7)
REIT evaluation/conversion costs [4]	—	(4.8)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	(4.8)	0.8
Income tax benefit (expense)	2.7	0.8
Income (Loss) from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	(2.1)	1.6
Net gain (loss) on the sale of improved properties and ground leased land[5]	49.6	3.0
Income (Loss) from Continuing Operations	47.5	4.6
Income (loss) from discontinued operations, net of income taxes	(0.1)	2.4
Net Income (Loss)	47.4	7.0
Income attributable to noncontrolling interest	(0.1)	(0.7)
Net Income (Loss) Attributable to A&B Shareholders	$47.3	$6.3

1 Commercial Real Estate operating profit includes intersegment operating revenue, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
2 For the three months ended March 31, 2018 and 2017, Land Operations segment operating loss includes approximately $2.6 million of equity in loss and $0.1 million of equity in earnings from its various real estate joint ventures, respectively.
3 For the three months ended March 31, 2018 and 2017, Land Operations segment operating loss includes non-cash reductions of $0.1 million and $2.0 million, respectively, related to the Company's solar tax equity investments. The non-cash reductions, if any, are included in Reductions in solar investments, net on the condensed consolidated statements of operations.
4 Costs related to the Company's in-depth evaluation of and conversion to a REIT.
5 Amounts in 2018 represent the sales of the six remaining mainland properties (Concorde Commerce Center, Deer Valley Financial Center, 1800 and 1820 Preston Park, Little Cottonwood Center, Royal MacArthur Center, and Sparks Business Center) and three Hawai'i properties (Stangenwald Building, Judd Building and a ground lease). Amounts in 2017 represent the sales of one office building in Maui, Hawai`i in January 2017.

Alexander & Baldwin, Inc.
Table 4 – Condensed Consolidated Statements of Cash Flows

 ($ in millions, unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$47.4	$7.0
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	10.2	10.5
Deferred income taxes	(2.7)	0.8
Gains on asset transactions, net of asset write-downs	(50.0)	(7.9)
Share-based compensation expense	1.3	1.1
Investments in affiliates, net of distributions	4.8	7.8
Changes in operating assets and liabilities:
Trade, contracts retention, and other receivables	(4.2)	4.2
Costs and estimated earnings in excess of billings on uncompleted contracts - net	2.1	(2.8)
Inventories	2.3	15.2
Prepaid expenses, income tax receivable and other assets	(1.4)	(2.8)
Accrued pension and post-retirement benefits	1.1	0.3
Accounts payable	(8.7)	(3.2)
Accrued and other liabilities	(8.6)	(38.2)
Real estate inventory sales (real estate developments held for sale)	22.1	2.3
Expenditures for real estate inventory (real estate developments held for sale)	(7.2)	(4.9)
Net cash provided by (used in) operations	8.5	(10.6)

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(194.7)	—
Capital expenditures for property, plant and equipment	(12.7)	(6.1)
Proceeds from disposal of property and other assets	155.4	8.0
Payments for purchases of investments in affiliates and other investments	(9.2)	(14.5)
Proceeds from investments in affiliates and other investments	5.1	0.6
Net cash provided by (used in) investing activities	(56.1)	(12.0)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	504.1	57.0
Payments of long-term debt and deferred financing costs	(355.7)	(19.0)
Borrowings (payments) on line-of-credit agreement, net	(2.3)	6.9
Distribution to noncontrolling interests	—	(0.2)
Cash dividends paid	(156.6)	(3.4)
Proceeds from issuance (repurchase) of capital stock and other, net	(1.5)	(4.0)
Net cash provided by (used in) financing activities	(12.0)	37.3

Cash, Cash Equivalents and Restricted Cash:
Net increase (decrease) in cash, cash equivalents, and restricted cash	(59.6)	14.7
Balance, beginning of period	103.2	12.3
Balance, end of period	$43.6	$27.0

Alexander & Baldwin, Inc.
Table 5 – Debt Summary
As of March 31, 2018

 ($ in millions, unaudited)

					Scheduled principal payments							Unamort Deferred Fin Cost/ (Discount) Premium
Debt:	Stated Rate (%)	Weighted- average Interest Rate (%)	Maturity Date	Weighted- average Maturity (Years)	2018	2019	2020	2021	2022	Thereafter	Total Principal		Total
Secured debt:
GLP Asphalt Plant	(a)	5.98	2021	1.5	$1.0	$1.5	$1.6	$0.4	$—	$—	$4.5	$(0.3)	$4.2
Kailua Town Center	(b)	5.95	2021	3.4	0.2	0.3	0.4	9.9	—	—	10.8	(0.3)	10.5
Kailua Town Center #2	3.15	3.15	2021	3.2	0.1	0.1	0.1	4.6	—	—	4.9	—	4.9
Pearl Highlands	4.15	4.15	2024	6.2	1.3	1.9	1.9	2.0	2.1	77.3	86.5	1.1	87.6
Laulani Village	3.93	3.93	2024	6.0	—	—	0.7	1.1	1.1	59.1	62.0	(1.0)	61.0
Manoa Marketplace	(c)	3.14	2029	10.0	—	0.5	1.6	1.7	1.7	54.5	60.0	(0.3)	59.7
Subtotal		3.92		6.8	$2.6	$4.3	$6.3	$19.7	$4.9	$190.9	$228.7	$(0.8)	$227.9

Unsecured debt:
Term Loan 1	3.31	3.31	2018	0.1	$0.5	$—	$—	$—	$—	$—	$0.5	$—	$0.5
Term Loan 2	5.19	5.19	2019	0.8	1.6	2.3	—	—	—	—	3.9	—	3.9
Series D Note (g)	6.90	6.90	2020	1.0	—	16.3	16.2	—	—	—	32.5	—	32.5
Term Loan 3	(d)	3.88	2021	3.7	—	—	—	9.4	—	—	9.4	—	9.4
Revolving credit facility	(e)	3.54	2022	4.7	—	—	—	—	181.2	—	181.2	—	181.2
Bank Syndicated Term Loan	(f)	3.48	2023	4.9	—	—	—	—	—	50.0	50.0	—	50.0
Series A Note (g)	5.53	5.53	2024	4.8	—	—	—	7.1	7.1	14.3	28.5	—	28.5
Series E Note (g) (h)	3.90	3.90	2024	3.2	9.8	9.8	9.0	9.5	12.5	11.9	62.5	—	62.5
Series B Note (g)	5.55	5.55	2026	5.6	—	—	—	1.0	9.0	36.0	46.0	—	46.0
Series C Note (g)	5.56	5.56	2026	4.9	1.0	1.0	1.0	9.0	2.0	11.0	25.0	—	25.0
Series F Note (g)	4.35	4.35	2026	5.7	—	—	2.4	4.5	—	15.1	22.0	—	22.0
Series H Note (g)	4.04	4.04	2026	8.7	—	—	—	—	—	50.0	50.0	—	50.0
Series G Note (g)	3.88	3.88	2027	4.8	7.5	7.5	5.4	1.5	6.0	22.1	50.0	(0.8)	49.2
Series I Note (g)	4.16	4.16	2028	10.8	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 4	4.30	4.30	2029	11.8	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal		4.25		5.2	$20.4	$36.9	$34.0	$42.0	$217.8	$260.4	$611.5	$(0.8)	$610.7
Total		4.16		5.6	$23.0	$41.2	$40.3	$61.7	$222.7	$451.3	$840.2	$(1.6)	$838.6

(a) Loan has a stated interest rate of LIBOR plus 1.00%, but is swapped through maturity to a 5.98% fixed rate.
(b) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(c) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(d) Loan has a stated interest rate of LIBOR plus 2.00%, and is secured by a letter of credit.
(e) Loan has a stated interest rate of LIBOR plus 1.65%, derived from a leverage based pricing grid.
(f) Loan has a stated interest rate of LIBOR plus 1.60%, derived from a leverage based pricing grid.
(g) Interest subject to incremental rate adjustment based on the Company's ratio of debt to total adjusted asset value.
(h) Subsequent to March 31, 2018, Series E was refinanced into three loans with bullet maturities as follows: 2025, 2027 and 2028.

Alexander & Baldwin, Inc.
Table 6 – Capitalization & Financial Ratios
As of March 31, 2018

 ($ in millions, except number of shares and stock price; unaudited)

Debt
Unsecured revolving credit facility			$181.2
Unsecured term debt			429.5
Secured debt			227.9
Total debt			838.6
Add: Net unamortized deferred financing cost / discount premium			1.6
Less: cash, cash equivalents and restricted cash			(43.6)
Net debt			$796.6

Equity	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	71,952,944	$23.13	$1,664.3
Total equity			$1,664.3

Total Capitalization			$2,502.9
Debt to total capitalization			33.5%

Liquidity
Cash on hand			$26.5
Available under unsecured, committed line of credit			268.8
Total liquidity			$295.3

Financial Ratios
Net debt to TTM EBITDA			6.7 x
Fixed-charge coverage ratio			3.8 x
Fixed-rate debt to total debt			71.5%
Unencumbered CRE assets as a percent of total CRE assets (gross book value)			70.2%

Alexander & Baldwin, Inc.
Table 7 – Consolidated EBITDA

($ in millions, unaudited)

	Three Months Ended March 31,		TTM March 31,
	2018	2017	2018
Net Income (Loss)	$47.4	$7.0	$270.9
Adjustments:
Depreciation and amortization	10.2	10.5	41.1
Interest expense	8.4	6.2	27.8
Income tax expense (benefit)	(2.7)	0.7	(220.3)
EBITDA	$63.3	$24.4	$119.5

Other discrete items impacting the respective periods:
Income attributable to noncontrolling interests	(0.1)	(0.7)	(1.6)
(Income) loss from discontinued operations before interest, income taxes and depreciation and amortization	0.1	(3.9)	0.3
REIT evaluation/conversion costs	—	4.8	10.4
Reduction in solar investments, net	0.1	2.0	0.7
Impairment of real estate assets	—	—	22.4
Gain on sales of improved properties and ground leases	(49.6)	(3.0)	(55.9)

Commercial Real Estate

Alexander & Baldwin, Inc.
Table 8 – Statement of Operating Profit, Cash NOI and Same-Store Cash NOI

($ in millions, unaudited)

	Three Months Ended March 31,
	2018	2017
Operating Revenues:
Base rents	$22.4	$22.8
Recoveries from tenants	8.7	8.2
Other revenues	4.1	2.7
Total Commercial Real Estate revenues	35.2	33.7
Operating Costs and Expenses:
Property operations	9.2	9.2
Property taxes	3.1	3.0
Depreciation and amortization	6.3	6.6
Total Cost of Commercial Real Estate	18.6	18.8
Selling, general and administrative	(1.7)	(1.1)
Intersegment operating revenues (a)	0.6	0.6
Interest and other income (expense), net	—	(0.1)
Operating Profit	15.5	14.3
Plus: Depreciation and amortization	6.3	6.6
Less: Straight-line lease adjustments	(0.1)	(0.5)
Less: Favorable/(unfavorable) lease amortization	(0.6)	(0.8)
Less: Termination income	(1.1)	—
Plus: Other (income)/expense, net	—	0.1
Plus: Selling, general, administrative and other expenses	1.8	1.7
Cash NOI	21.8	21.4
Acquisitions / dispositions and other adjustments	(3.0)	(3.1)
Same-Store Cash NOI	$18.8	$18.3

Maintenance Capital Expenditures:
Building improvements	$1.4	$1.0
Tenant improvements	3.2	0.6
Leasing commissions	1.2	1.0
Total maintenance capital expenditures	$5.8	$2.6

(a) Represents intersegment revenues, primarily base rents and expense recoveries from leases to tenants that operate as part of our Materials & Construction segment. These operating revenues, and the related rental expense incurred by these tenants, are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Table 9 – Occupancy

(Unaudited)

Occupancy*

	As of	As of	Percentage Point Change
	March 31, 2018	March 31, 2017
Retail	93.1%	93.2%	(0.1)
Industrial	89.3%	95.6%	(6.3)
Office	90.1%	89.6%	0.5
Total	91.8%	93.7%	(1.9)

Same-Store Occupancy
	As of	As of	Percentage Point Change
	March 31, 2018	March 31, 2017
Retail	92.8%	93.2%	(0.4)
Industrial	88.7%	95.6%	(6.9)
Office	90.1%	90.2%	(0.1)
Total	91.4%	93.8%	(2.4)

* During the three months ended March 31, 2018, the Company disposed of its mainland commercial properties and, therefore, removed the occupancy statistics from mainland commercial properties owned as of March 31, 2017 from the occupancy table.

Alexander & Baldwin, Inc.
Table 10 – Cash NOI and Same-Store Cash NOI by Type

($ in thousands, unaudited)

Total Portfolio Cash NOI

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017			Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$12,972	$525	$13,497	$11,900	$450	$12,350	9.0%	16.7%	9.3%
Industrial	3,141	484	3,625	2,800	1,130	3,930	12.2%	(57.2)%	(7.8)%
Office	1,121	433	1,554	1,115	1,137	2,252	0.5%	(61.9)%	(31.0)%
Ground	3,126	—	3,126	2,861	—	2,861	9.3%	N/A	9.3%
Total	$20,360	$1,442	$21,802	$18,676	$2,717	$21,393	9.0%	(46.9)%	1.9%

Same-Store Cash NOI

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	Change
Retail	$11,952	$11,900	0.4%
Industrial	2,943	2,800	5.1%
Office	993	925	7.4%
Ground	2,907	2,658	9.4%
Total	$18,795	$18,283	2.8%

Alexander & Baldwin, Inc.
Table 11 – Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA	Occupancy	ABR	ABR PSF	Q1 2018 Cash NOI	Q1 2018 % Cash NOI to Total Portfolio Cash NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center	*	Oahu	1992-1994	411,300	92.9%	$8,700	$23.99	$2,061	12.0%	Sam's Club, Regal Cinemas, 24 Hour Fitness
2	Kailua Retail	*	Oahu	1947-2014	319,000	97.3%	10,000	32.44	2,609	15.1%	Whole Foods Market, Foodland, CVS/Longs Drugs
3	Laulani Village		Oahu	2012	175,600	93.7%	5,973	36.31	637	3.7%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	*	Oahu	1975	170,300	86.0%	2,999	20.49	777	4.5%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace	*	Oahu	1977	140,200	92.0%	4,325	33.74	1,149	6.7%	Safeway, CVS/Longs Drugs
6	Kaneohe Bay Shopping Center (Leasehold)	*	Oahu	1971	125,400	100.0%	2,993	23.86	706	4.1%	Safeway, CVS/Longs Drugs
7	Hokulei Village		Kauai	2015	119,200	97.8%	3,723	34.53	350	2.0%	Safeway, Petco
8	Waipio Shopping Center	*	Oahu	1986, 2004	113,800	93.5%	3,047	28.64	858	5.0%	Foodland
9	Aikahi Park Shopping Center	*	Oahu	1971	98,000	78.8%	1,343	17.39	424	2.5%	Safeway
10	The Shops at Kukui'ula	*	Kauai	2009	89,100	94.4%	4,153	51.55	1,161	6.7%	CVS/Longs Drugs, Eating House, Living Foods Market
11	Lanihau Marketplace	*	Hawai`i Island	1987	88,300	99.8%	1,864	21.14	462	2.7%	Sak' N Save, CVS/Longs Drugs
12	Kunia Shopping Center	*	Oahu	2004	60,600	94.1%	2,060	39.35	631	3.7%
13	Kahului Shopping Center	*	Maui	1951	49,900	96.6%	483	10.72	77	0.4%
14	Napili Plaza	*	Maui	1991	45,600	87.7%	1,224	31.25	371	2.1%	Napili Market
15	Lahaina Square	*	Maui	1973	44,800	75.2%	654	19.43	114	0.7%	Ace Hardware
16	Gateway at Mililani Mauka	*	Oahu	2008, 2013	34,900	97.7%	1,685	52.71	413	2.4%	CVS/Longs Drugs (shadow-anchored)
17	Port Allen Marina Center	*	Kauai	2002	23,600	92.0%	541	24.96	140	0.8%
18	Pu'unene Shopping Center (Development)		Maui	2017	N/A	N/A	—	—	32	0.2%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
	Subtotal – Retail				2,109,600	93.1%	$55,767	$29.05	$12,972	75.3%

	Industrial:
19	Komohana Industrial Park	*	Oahu	1990	238,300	81.2%	$2,415	$12.48	$1,042	6.0%
20	Kaka'ako Commerce Center	*	Oahu	1969	197,800	81.0%	2,278	14.71	500	2.9%
21	Waipio Industrial	*	Oahu	1988-1989	158,400	100.0%	2,485	15.69	621	3.6%
22	P&L Warehouse	*	Maui	1970	104,100	94.8%	1,359	13.77	325	1.9%
23	Honokohau Industrial		Hawai`i Island	2004-2006, 2008	79,100	95.9%	953	13.50	198	1.1%
24	Kailua Industrial/Other	*	Oahu	1951-1974	68,800	96.3%	973	15.13	173	1.0%
25	Port Allen	*	Kauai	1983, 1993	63,800	95.6%	660	10.82	186	1.1%
26	Harbor Industrial	*	Maui	1930	53,400	86.9%	99	10.71	96	0.6%
	Subtotal – Industrial				963,700	89.3%	$11,222	$13.85	$3,141	18.2%

	Property		Island	Year Built/ Renovated	Current GLA	Occupancy	ABR	ABR PSF	Q1 2018 Cash NOI	Q1 2018 % Cash NOI to Total Portfolio Cash NOI	Retail Anchor Tenants

	Office:
27	Kahului Office Building	*	Maui	1974	59,400	87.7%	$1,450	$29.09	$338	2.0%
28	Gateway at Mililani Mauka South	*	Oahu	1992, 2006	37,100	100.0%	1,607	43.26	434	2.5%
29	Kahului Office Center	*	Maui	1991	33,400	79.5%	695	26.13	171	1.0%
30	Lono Center	*	Maui	1973	13,700	100.0%	321	23.49	50	0.3%
	Stangenwald and Judd Buildings (disposed March 2018)								128	0.7%
	Subtotal – Office				143,600	90.1%	$4,073	$32.01	$1,121	6.5%
	Total – Hawai`i Portfolio				3,216,900	91.8%	$71,062	$24.87	$17,234	100.0%

* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 12 – Ground Lease Report

($ in thousands, unaudited)

Ground Leases (a)		Location (City, Island)	Acres	Property Type	Exp. Year	Next Rent Step	Step Type	ABR	Q1 2018 Cash NOI
#1	*	Kaneohe, Oahu	15.4	Grocery-Anchored Retail	2035	2023	FMV Reset	$2,800	$698
#2	*	Honolulu, Oahu	2.8	Grocery-Anchored Retail	2040	2020	FMV Reset	1,344	335
#3	*	Kailua, Oahu	3.4	Grocery-Anchored Retail	2062	2022	Fixed Step	753	189
#4	*	Pu'unene, Maui	52.0	Heavy Industrial	2034	2019	FMV Reset	751	240
#5	*	Kaneohe, Oahu	3.7	Retail	2020	Option	FMV Reset	694	173
#6	*	Kailua, Oahu	1.6	Retail		MTM		565	141
#7	*	Kailua, Oahu	2.2	Retail	2062	2022	Fixed Step	485	121
#8	*	Honolulu, Oahu	0.5	Retail	2028	2019	Fixed Step	340	86
#9	*	Honolulu, Oahu	0.5	Parking	2023	2018	Fixed Step	270	67
#10	*	Kailua, Oahu	1.2	Retail	2022			237	56
#11	*	Kahului, Maui	0.8	Retail	2026	2018	Fixed Step	228	57
#12	*	Kahului, Maui	0.4	Retail	2020	2019	Fixed Step	207	52
#13	*	Kailua, Oahu	3.3	Office	2037	2022	FMV Reset	200	62
#14	*	Kahului, Maui	0.8	Industrial	2020	2018	Fixed Step	183	46
#15	*	Kailua, Oahu	0.9	Retail	2033	2019	FMV Reset	181	45
#16	*	Kahului, Maui	0.5	Retail	2029	2018	Fixed Step	163	64
#17	*	Kahului, Maui	0.4	Retail	2027	2022	Fixed Step	158	53
#18	*	Kailua, Oahu	0.4	Retail	2022	2019	Fixed Step	144	36
#19	*	Kailua, Oahu	0.4	Retail	2026			126	32
#20	*	Kailua, Oahu	0.3	Retail	2026			110	28
Remainder	*	Various	19.8	Various	Various	Various	Various	1,301	545
Total - Ground Leases			111.3					$11,240	$3,126
(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 13 – Portfolio Summary

($ in thousands, except per square foot amounts; unaudited)

Portfolio Summary	Current GLA	Occupancy	Q1 2018 Cash NOI	Q1 2018 % Cash NOI to Total Portfolio Cash NOI

Portfolio	3,216,900	91.8%	17,202	78.9%
Acquisitions in Development	120,400		32	0.2%
Ground Leases			3,126	14.3%
Mainland Portfolio (a)			1,442	6.6%
Total Portfolio	3,337,300	91.8%	$21,802	100.0%
(a) During the three months ended March 31, 2018, the Company disposed of its mainland properties and therefore results of these properties are reported separately.

Changes in Same-Store portfolio as of March 31, 2018:

Dispositions		Additions
Date	Property	Date	Property
3/18	Stangenwald Building	1/16	Manoa Marketplace
3/18	Judd Building	2/16	Gateway at Mililani Mauka South
3/18	Kaiser Permanente Ground Lease
3/18	Royal MacArthur Center
3/18	Little Cottonwood Center
3/18	Sparks Business Center
3/18	Preston Park
2/18	Deer Valley Financial Center
1/18	Concorde Commerce Center

Alexander & Baldwin, Inc.
Table 14 – Top 10 Tenants Ranked by ABR

($ in thousands, unaudited)

Tenant (a)	ABR	% of Total Portfolio ABR	GLA	% of Total Portfolio GLA
Albertsons Companies (including Safeway)	$4,470	6.3%	226,208	7.0%
Sam's Club	3,308	4.7%	180,908	5.6%
CVS Corporation (including Longs Drugs)	2,696	3.8%	150,411	4.7%
Foodland Supermarket & related companies	1,873	2.6%	112,929	3.5%
Ross Dress for Less	1,795	2.5%	65,484	2.0%
24 Hour Fitness USA	1,375	1.9%	45,870	1.4%
Whole Foods Market	1,210	1.7%	31,647	1.0%
Office Depot	1,138	1.6%	75,824	2.4%
Central Pacific Bank	921	1.3%	22,217	0.7%
Simmons Manufacturing Co.	850	1.2%	63,280	2.0%
Total	$19,636	27.6%	974,778	30.3%

(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.

Alexander & Baldwin, Inc.
Table 15 – Lease Expiration Schedule
As of March 31, 2018

($ in thousands, unaudited)

Total Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Portfolio Leased GLA	ABR Expiring	% of Total Portfolio Expiring ABR
2018	88	191,996	6.5%	$4,513	5.8%
2019	137	419,450	14.2%	10,432	13.5%
2020	139	428,142	14.5%	10,477	13.6%
2021	100	451,892	15.3%	10,496	13.6%
2022	100	279,207	9.4%	9,456	12.2%
2023	56	161,814	5.5%	5,000	6.5%
2024	14	179,071	6.1%	4,914	6.4%
2025	20	65,583	2.2%	2,845	3.7%
2026	12	40,023	1.4%	1,859	2.4%
2027	11	105,447	3.6%	2,901	3.8%
Thereafter	26	373,033	12.5%	9,450	12.1%
Month-to-month	121	258,948	8.8%	4,922	6.4%
Total	824	2,954,606	100.0%	$77,265	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2018	48	88,231	4.5%	$2,811	4.7%
2019	80	266,031	13.5%	7,578	12.6%
2020	92	243,138	12.4%	7,233	12.0%
2021	70	273,168	13.9%	7,691	12.8%
2022	75	170,364	8.7%	7,414	12.3%
2023	47	143,239	7.3%	4,599	7.6%
2024	13	177,368	9.0%	4,852	8.1%
2025	19	63,902	3.3%	2,845	4.7%
2026	10	19,189	1.0%	916	1.5%
2027	9	27,855	1.4%	1,360	2.3%
Thereafter	25	372,602	18.9%	9,430	15.8%
Month-to-month	71	119,730	6.1%	3,391	5.6%
Total	559	1,964,817	100.0%	$60,120	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2018	34	94,592	11.0%	$1,412	11.2%
2019	43	113,972	13.2%	1,656	13.1%
2020	38	158,563	18.4%	2,342	18.6%
2021	21	164,084	19.1%	2,349	18.6%
2022	19	98,716	11.5%	1,668	13.2%
2023	6	13,208	1.5%	185	1.5%
2024	—	—	—%	—	—%
2025	—	—	—%	—	—%
2026	1	6,750	0.8%	130	1.0%
2027	1	75,824	8.8%	1,438	11.4%
Thereafter	1	431	0.1%	20	0.3%
Month-to-month	47	134,189	15.6%	1,398	11.1%
Total	211	860,329	100.0%	$12,598	100.0%

Alexander & Baldwin, Inc.
Table 16 – New & Renewal Lease Summary
As of March 31, 2018

(Unaudited)

						Comparable Leases Only (a)
Total - New and Renewal	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread (b)
1st Quarter - 2018	61	305,920	$13.65	$0.27	4.1	48	267,365	$12.81	$11.63	10.2%
4th Quarter - 2017	65	141,418	$29.25	$18.83	5.2	42	82,760	$23.56	$22.04	6.9%
3rd Quarter - 2017	47	142,508	$21.44	$15.90	4.9	26	39,096	$26.65	$24.59	8.4%
2nd Quarter - 2017	56	307,850	$18.95	$12.71	4.9	43	208,758	$19.30	$16.11	19.8%
Trailing four quarters	229	897,696	$19.16	$9.94	4.7	159	597,979	$17.47	$15.48	12.8%

Total - New Leases	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread (b)
1st Quarter - 2018	19	50,755	$18.81	$0.82	3.5	7	14,645	$16.25	$13.86	17.3%
4th Quarter - 2017	30	72,616	$33.01	$36.23	6.7	10	17,799	$19.40	$17.36	11.8%
3rd Quarter - 2017	21	86,757	$19.86	$24.25	5.5	6	8,129	$25.37	$21.31	19.1%
2nd Quarter - 2017	19	105,519	$19.12	$1.34	4.0	6	6,427	$33.07	$23.95	38.1%
Trailing four quarters	89	315,647	$22.47	$15.58	5.0	29	47,000	$21.32	$17.85	19.4%

Total - Renewal Leases	Leases	GLA	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA	New ABR PSF	Old ABR PSF	Rent Spread (b)
1st Quarter - 2018	42	255,165	$12.63	$0.16	4.2	41	252,720	$12.62	$11.50	9.7%
4th Quarter - 2017	35	68,802	$25.28	$0.46	3.6	32	64,961	$24.69	$23.33	5.9%
3rd Quarter - 2017	26	55,751	$23.88	$2.90	3.6	20	30,967	$26.98	$25.45	6.0%
2nd Quarter - 2017	37	202,331	$18.87	$18.64	5.3	37	202,331	$18.87	$15.86	18.9%
Trailing four quarters	140	582,049	$17.37	$6.89	4.5	130	550,979	$17.14	$15.28	12.2%

	Three Months Ended March 31, 2018					TTM Ended March 31, 2018
	Leases	GLA	ABR PSF	Rent Spread (b)		Leases	GLA	ABR PSF	Rent Spread (b)
Hawai`i
Retail	26	45,652	$41.77	7.5%		107	252,422	$37.06	16.3%
Industrial	27	83,261	$14.38	14.4%		77	304,799	$13.81	13.9%
Office	5	5,169	$40.00	3.2%		25	42,601	$24.92	0.1%
Mainland
Retail	1	2,279	$16.40	2.5%		5	10,742	$30.32	7.8%
Industrial	1	163,200	$4.20	12.9%		4	221,831	$4.78	11.4%
Office	1	6,359	$22.50	13.2%		11	65,301	$18.00	4.0%

(a) Comparable lease detail excludes certain one-time strategic lease extensions for space repositioning and assignments without term changes.
(b) Rent Spread is calculated using comparable leases, a subset of the total population of leases for the period defined.

Alexander & Baldwin, Inc.
Table 17 – Portfolio Repositioning, Redevelopment & Development Summary
As of March 31, 2018

 ($ in millions, unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs Contributed to Project	Total Estimated Project Capital Costs, Inclusive of Land Basis	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized Cash NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA	% Leased	% Under Letter of Intent	Total
Repositioning & Redevelopment
Pearl Highlands Center - Food Court/Regal renovation (a)	Stabilization	N/A	2Q18	N/A	$6.0	$5.4	$0.6	10.0 - 10.3%	54,000	83	—	83
Lau Hala Shops repositioning (b)	Construction	2018	1Q19	N/A	21.0	14.0	2.2 - 2.7	10.0 - 12.9%	50,500	88	—	88
Development for Hold
Ho'okele Shopping Center (c)	Pre-leasing	Late 2019	2Q20	4.3	41.9	6.3	3.1 - 3.6	7.4 - 8.6%	94,000	64	24	88
Acquisition in Development
Pu'unene Shopping Center	Tenant build-out	2018	2021	N/A	(d)	(d)	$4.9	(d)	120,400	63	14	77
Total				$4.3	$68.9	$25.7	$5.6 - 6.6	8.6 - 10.0%	318,900

(a) Includes $3.0 million of tenant improvement capital to Regal Entertainment to renovate that provides a 10.3% yield on cost. Amounts presented under Leasing Activity relate to the Food Court.
(b) Projected GLA for Lau Hala Shops increased from 48,400 to 50,500 in the third quarter of 2017, as the Company executed a lease with Down to Earth that includes a mezzanine space that was not previously expected to be leased.

(c) The Company contributed land from its legacy landholdings adjacent to Maui Business Park (Phase II) to the Ho'okele Shopping Center development project. The carrying value of this parcel, including certain previously incurred infrastructure improvements and related costs, was $4.3 million at contribution. The stabilized yield on cost was determined utilizing this book value.

(d) Pu`unene Shopping Center is a development property acquired as part of the Terramar acquisition. The purchase price allocated to this property was $63.6 million.

Alexander & Baldwin, Inc.
Table 18 – Transactional Activity (2013- 2018)

($ in millions, unaudited)

Dispositions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Sales Price	GLA
Judd Building	Office	Oahu, HI	3/18	$6.0	20,200
Stangenwald Building	Office	Oahu, HI	3/18	7.2	27,100
Sparks Business Center	Industrial	Sparks, Nevada	3/18	38.3	396,100
Kaiser Permanente	Ground Lease	Maui, HI	3/18	21.5	N/A
Royal MacArthur Center	Retail	Dallas, TX	3/18	14.2	44,900
Little Cottonwood Shopping Center	Grocery Anchored	Sandy, UT	3/18	23.4	141,500
1800 and 1820 Preston Park	Office	Plano, TX	3/18	24.1	198,800
Deer Valley Financial Center	Office	Phoenix, AZ	2/18	15.0	126,600
Concorde Commerce Center	Office	Phoenix, AZ	1/18	9.5	138,700
Midstate 99 Distribution Center	Industrial	Visalia, CA	11/17	33.4	790,200
The Maui Clinic Building	Office	Maui, HI	1/17	3.4	16,600
Ninigret Office Park	Office	Salt Lake City, UT	6/16	30.4	185,500
Gateway Oaks	Office	Sacramento, CA	6/16	8.0	59,700
Prospect Park	Office	Sacramento, CA	6/16	22.3	163,300
Union Bank	Office	Everett, WA	12/15	10.0	84,000
San Pedro Plaza	Office	San Antonio, TX	5/15	16.7	171,900
Wilshire Shopping Center	Retail	Greeley, CO	3/15	4.3	46,500
Maui Mall	Retail	Maui, HI	1/14	64.1	185,700
Activity Distribution Center	Industrial	San Diego, CA	12/13	32.5	252,300
Heritage Business Park	Industrial	Dallas, TX	12/13	93.4	1,316,400
Savannah Logistics Park	Industrial	Savannah, GA	12/13	39.2	1,035,700
Broadlands Marketplace	Retail	Broomfield, CO	12/13	11.0	103,900
Meadows on the Parkway	Retail/Office	Boulder, CO	12/13	33.0	216,400
Rancho Temecula Town Center	Retail	Temecula, CA	12/13	57.0	165,500
Republic Distribution Center	Industrial	Houston, TX	10/13	19.4	312,500
Centennial Plaza	Industrial	Salt Lake City, UT	9/13	15.0	244,000
Issaquah Office Center	Office	Issaquah, WA	9/13	22.3	146,900
Northpoint Industrial	Industrial	Fullerton, CA	1/13	14.9	119,400
Total				$689.5	6,710,300

Acquisitions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Purchase Price	GLA
Laulani Village	Retail	Oahu, HI	2/18	$124.4	175,600
Hokulei Village	Retail	Kauai, HI	2/18	68.7	119,200
Pu'unene Shopping Center	Retail	Maui, HI	2/18	63.6	120,400
Honokohau Industrial	Industrial	Hawai'i Island, HI	6/17	10.1	73,200
2927 East Manoa Road	Ground Lease	Oahu, HI	12/16	2.8	N/A
Manoa Marketplace	Retail	Oahu, HI	1/16	82.4	139,300
Aikahi Park Shopping Center (Leasehold)	Retail	Oahu, HI	5/15	1.6	98,000
Kaka'ako Commerce Center	Industrial	Oahu, HI	12/14	39.1	204,400
Kailua Portfolio	Retail/Industrial/ Ground Lease	Oahu, HI	12/13	372.6	386,200
The Shops at Kukui'ula	Retail	Kauai, HI	9/13	—	78,900
Pearl Highlands Center	Retail	Oahu, HI	9/13	141.5	415,400
Napili Plaza	Retail	Maui, HI	5/13	19.2	45,100
Waianae Mall	Retail	Oahu, HI	1/13	29.8	170,300
Total				$955.8	2,026,000

Alexander & Baldwin, Inc.
Table 19 – Commercial Real Estate EBITDA

($ in millions, unaudited)

	Three Months Ended March 31,		TTM March 31,
	2018	2017	2018
Commercial Real Estate Operating Profit	$15.5	$14.3	$35.6
Depreciation and amortization	6.3	6.6	25.7
EBITDA	$21.8	$20.9	$61.3

Land Operations

Alexander & Baldwin, Inc.
Table 20 – Statement of Operating Profit & EBITDA

($ in millions, unaudited)

	Three Months Ended March 31,
	2018	2017
Development sales revenue	$23.0	$2.4
Unimproved/other property sales revenue	0.3	1.6
Other operating revenues[1]	6.0	7.0
Total Land Operations operating revenue	$29.3	$11.0
Operating expenses	(32.2)	(11.8)
Earnings (loss) from joint ventures	(2.6)	0.1
Reductions in solar investments, net	(0.1)	(2.0)
Interest and other income (expense), net	0.2	0.3
Total Land Operations operating income (loss)	$(5.4)	$(2.4)

1 Other operating revenues includes revenue related to trucking, renewable energy and diversified agriculture. In December 2016, the Company completed its final sugar harvest and ceased its sugar operations. The results of sugar operations have been presented within discontinued operations for all periods presented.

	Three Months Ended March 31,		TTM
	2018	2017	March 31, 2018
Land Operations Operating Profit (Loss)	$(5.4)	$(2.4)	$11.2
Depreciation and amortization	0.5	0.4	1.7
EBITDA	$(4.9)	$(2.0)	$12.9

Alexander & Baldwin, Inc.
Table 21 – Key Active Development-for-sale Projects
As of March 31, 2018

($ in millions except per square foot amounts, unaudited)

														Construction Timing		Sales Closings Timing
Project	Location	Product Type	Est. Economic Interest	Planned Units or Saleable Acres	Average Size Unit (SF) or Lot (Acres)	Units/ Acres Closed	Unit/ Acres Remaining	Target Sales Price Range (PSF)	Est. Total Project Cost	A&B Projected Capital Commitment (JVs Only)	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Investment (Current Book Value)	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
			(a)						(b)	(c)			(d)	(e)	(e)	(e)	(e)
Kahala Avenue Portfolio	Honolulu, Oahu	Residential	100%	17 acres	0.5 acres	14.0 acres	3.0 acres	$150-$385	$135	N/A	$134	$134	$19	N/A	N/A	2013	2018
The Collection	Honolulu, Oahu	Primary residential	90% +/-5%	465 units	904 SF	460 units	5 units	$785	$285	$54	$285	$54	$18	2014	2016	2016	2018
Keala o Wailea (MF-11)	Wailea, Maui	Resort residential	65% +/-5%	70 units	1,385 SF	21 unit	49 units	$600-$1,000	$67	$9	$58	$9	$7	2015	2018	2017	2018
Kamalani (Increment 1)	Kihei, Maui	Primary residential	100%	170 units	994 SF	51 units	119 units	$400	$64	N/A	38 (g)	38 (g)	$27	2016	2019	2017	2019
Ka Milo at Mauna Lani	Kona, Hawai`i Island	Resort residential	50%	137 units	2,165 SF	101 units	36 units	$530-$800	$131	$17	$111	$17	$3	2005	2018	2007	2020
The Ridge at Wailea (MF-19)	Wailea, Maui	Resort residential	100%	5 acres	0.5 acres	1 acre	4 acres	$60-$100	$10	N/A	$9	$9	$8	2007	2009	2014	2020
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	125 acres	0.5-11 acres	34 acres	91 acres	$38-$60	$77	N/A	$59	$59	$38	2011	2021	2012	2030+
Kukui'ula (f)	Poipu, Kauai	Resort residential	85% +/- 5%	640 acres	0.42 acres	117 acres	523 acres	$40-$110	$854	$318	$599	$318	$307	2006	2030	2006	2030+

(a) Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

(b) Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
(c) Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

(d) The book value of active development projects includes land stated at its acquisition value. In the case of development projects on A&B's historical landholdings, such as Kamalani and Maui Business Park, the value of land would be approximately $150 per acre.

(e) Estimated or actual dates. Estimated substantial construction completion for Kukui'ula represents the estimated completion date for major project infrastructure and amenities. Construction activities related to parcel development is expected to continue past 2030.

(f) In addition to the main Kukui'ula project included herein, with a book value of $307 million, the Company has investments in three other Kukui'ula-related joint ventures with a combined book value of $20 million.

(g) Prior to the quarter ended March 31, 2018. the Company included certain costs that were not directly related to Increment 1. For the three months ended March 31, 2018, these costs amounted to approximately $5.5 million.

Alexander & Baldwin, Inc.
Table 22 – Landholdings as of the Most Recent Fiscal Year End

(Unaudited)

Type	Segment	Maui	Kauai	Oahu	Molokai	Hawai`i Island	Total Hawai`i Acres	Mainland	Total Acres
Land under commercial properties/ urban ground leases (a)	CRE	96	19	184	—	15	314	81	395
Land in active development
Development for sale (b)	Land Operations	106	—	4	—	—	110	—	110
Development for hold (c)	CRE	9	—	—	—	—	9	—	9
Other	Land Operations	81	—	—	—	—	81	—	81
Subtotal - Land in active development		196	—	4	—	—	200	—	200
Land used in other operations	Land Operations	22	20	—	—	—	42	—	42
Urban land, not in active development/use
Developable, with full or partial infrastructure	Land Operations	149	7	—	—	—	156	—	156
Developable, with limited or no infrastructure	Land Operations	186	28	—	—	—	214	—	214
Other	Land Operations	13	7	—	—	—	20	—	20
Subtotal - Urban land, not in active development		348	42	—	—	—	390	—	390
Agriculture-related
Agriculture	Land Operations	47,769	6,358	75	—	—	54,202	—	54,202
In urban entitlement process	Land Operations	357	260	—	—	—	617	—	617
Conservation & preservation	Land Operations	15,845	13,309	509	—	—	29,663	—	29,663
Subtotal - Agriculture-related		63,971	19,927	584	—	—	84,482	—	84,482
Materials & Construction	M&C	1	—	541	264	—	806	—	806
Total Landholdings		64,634	20,008	1,313	264	15	86,234	81	86,315

(a) Includes properties from Table 11 - Improved Property Report and Table 12 - Ground Lease Report and Table 17 - Commercial Real Estate Portfolio Repositioning, Redevelopment & Development Summary.
(b) Includes wholly-owned development-for-sale projects from Table 21 - Key Active Development-for-sale Projects (Kahala Avenue Portfolio, Kamalani (Increment I), The Ridge at Wailea (MF-19), and Maui Business Park (Phase II).

(c) Includes development-for-hold projects from Table 17 (Ho'okele Shopping Center).

Revised Classifications of Agricultural Lands

Higher use potential agricultural land encompasses a broad range of lands whose use, in the foreseeable future, could include uses other than large scale agricultural production or ranching. This category includes lands in the urbanization process, lands whose characteristics (location, views, etc.) make them candidates for other uses, lands which are suitable for smaller farms and ranches, and lands which may currently be employed in other uses. The overwhelming majority of these lands remain in active agricultural or agriculture-related, permitted uses. Most of A&B's historical agricultural land sales are from lands in this classification.

Core agricultural land encompasses lands that will likely be utilized for large scale crop production, pasture or related uses for the foreseeable future, and includes the majority of lands designated by the Company as Important Agricultural Lands, which is a state designation of lands that are capable of producing sustained high agricultural yields.

Supporting agricultural and conservation land encompasses the Company’s nearly 30,000 acres of conservation lands, as well as agricultural lands with functional, but non-productive, agricultural uses, such as infrastructure (e.g., ditches, reservoirs) and roads, and agriculturally-zoned lands whose topography makes active agricultural operations impractical (e.g., gulches, wastelands, drainage areas).

The above classification of lands is subject to change, based on the ongoing re-evaluation of future use potential that will occur over time.

The following classifications are based on management's assessment of potential use (not actual use):
Type		Maui	Kauai	Oahu	Molokai	Hawai`i Island	Total Hawai`i Acres	Mainland	Total Acres
Higher use potential		13,611	2,257	75	—	—	15,943	—	15,943
Core agricultural		31,588	4,145	—	—	—	35,733	—	35,733
Supporting and conservation		18,772	13,525	509	—	—	32,806	—	32,806
Total agricultural lands		63,971	19,927	584	—	—	84,482	—	84,482

Alexander & Baldwin, Inc.
Table 22 – Landholdings as of the Most Recent Fiscal Year End (continued)

(Unaudited)

Recent A&B Agricultural-zoned Land Sales Data - Maui & Kauai 2012 - 4Q17
The Company's historic sales of agricultural-zoned lands have consisted of land in the "Higher use potential" category only. Therefore, the land sales data presented below does not provide relevant benchmarking data with regards to the Company's "Core agricultural" and "Supporting and conservation" landholdings.

	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-5 acres	9	$114,750	$151,600	$84,400
5-20 acres	67	$75,900	$120,525	$35,600
20-100 acres	468	$28,650	$55,700	$13,750
100+ acres	2,283	$26,250	$35,450	$14,600
Total/weighted-average	2,827	$28,150	$151,600	$13,750

Recent A&B Urban-zoned Land Sales Data - Maui & Kauai 2012 - 4Q17
The majority of the Company's historic sales of urban lands have been those in the "Developable, with full or partial infrastructure" category.
	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-3 acres	12	$2,190,000	$4,346,200	$1,650,000
3-25 acres	57	$1,674,500	$2,050,000	$1,185,000
Total/weighted-average	69	$1,765,000	$4,346,200	$1,185,000

Materials & Construction

Alexander & Baldwin, Inc.
Table 23 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

($ in millions, unaudited)

	Three Months Ended March 31,		TTM
	2018	2017	March 31, 2018
Operating Profit (a)	$0.2	$5.6	$16.6
Depreciation and amortization	3.0	3.0	12.2
EBITDA	3.2	8.6	28.8
Income attributable to noncontrolling interest	(0.1)	(0.7)	(1.6)
Adjusted EBITDA	$3.1	$7.9	$27.2

	Three Months Ended March 31,		TTM
	2018	2017	March 31, 2018
EBITDA margin	6.4%	16.3%	13.3%
Aggregate tons delivered (tons in thousands)	167.3	165.3	693.6
Asphalt tons delivered (tons in thousands)	108.7	134.7	527.8
Oahu crew days lost to weather	109.5	51.0	299.0
Total Oahu available crew days	419.0	450.0	1,728.0
% days lost to weather	26.1%	11.3%	17.3%
Backlog (as of period end, in millions)	$198.4	$213.2

Materials: The Company owns centrally located quarries and an asphalt import terminal, which provide products that include hot mix asphalt, ready-mix concrete, construction aggregate, and asphalt.

Specialty Construction: The Company is vertically integrated and is a contractor that engages in road maintenance and construction, manufactures and sells prestressed and precast concrete products, roadway signage and guardrails, and provides traffic control services and related equipment.

The Company operates under brand names that include Grace Pacific, GP Roadway Solutions (including GP Maintenance Solutions), GPRM Prestress, and GLP Asphalt (Asphalt Hawai`i).

(a) The Company's GPRM Prestress operating unit is a 51% owned consolidated joint venture and GLP Asphalt is a 70% owned consolidated join venture.
(b) Represents composition percentage for the trailing twelve month period.

Other Supplemental Information

Alexander & Baldwin, Inc.
Table 24 – Commercial Real Estate Historical Cash NOI Trends

($ in millions, unaudited)

	2017	2012	Change
Operating Profit	$34.4	$41.6	(17.3)%
Plus: Depreciation and amortization	26.0	22.2	17.1%
Less: Straight-line lease adjustments	(1.6)	(3.6)	55.6%
Plus: Lease incentive amortization	—	0.1	(100.0)%
Less: Favorable/(unfavorable) lease amortization	(2.9)	(1.1)	(163.6)%
Less: Termination income	(1.7)	(0.2)	(750.0)%
Plus: Other (income)/expense, net	0.3	(0.3)	NM
Plus: Impairment of real estate assets	22.4	—	NM
Plus: Selling, general, administrative and other expenses	7.9	3.1	154.8%
Cash NOI	$84.8	$61.8	37.2%